                                                                       EXHIBIT 7



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accounting and actuarial experts" in the Prospectus and to the use of our reports dated February 13, 2001 with respect to the financial statements of John Hancock Mutual Variable Life Insurance Account UV and dated March 16, 2001, with respect to the financial statements of John Hancock Life Insurance Company, included in this Post-Effective Amendment No. 11 to the Registration Statement (Form S-6, No. 33-76662).


                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP


Boston, Massachusetts

April 25, 2001